EXHIBIT 10.6

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

AMONG

     SAFE BULKERS, INC.,

VORINI HOLDINGS INC.,

POLYS HAJIOANNOU AND

NICOLAOS HADJIOANNOU

Table of Contents
Page
ARTICLE I

Definitions

SECTION 1.01. Definitions	2
ARTICLE II

The Initial Contribution

SECTION 2.01. Transfer by the Shareholders of the Subsidiary Shares	3
SECTION 2.02. Issuance of shares of Vorini Common Stock	3
SECTION 2.03. Acknowledgement of the Shareholders’ receipt of shares of Vorini Common Stock	3
SECTION 2.04. Conversion of Subsidiary Shares	4
ARTICLE III

The Company Contribution

SECTION 3.01. Transfer by Vorini of Subsidiary Shares	4
SECTION 3.02. Issuance of shares of Company Common Stock	4
SECTION 3.03. Acknowledgement of Vorini’s receipt of Company Common Stock	4
ARTICLE IV

Representations and Warranties

SECTION 4.01. Representations and Warranties of the Shareholders and Vorini	4
SECTION 4.02. DISCLAIMER OF WARRANTIES	5
ARTICLE V

Further Assurances

SECTION 5.01. Further Assurances	6

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     CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of [•], 2008 (the “Effective Date”), among Safe Bulkers, Inc., a corporation formed under the laws of the Republic of the Marshall Islands (the “Company”), Vorini Holdings Inc., a corporation formed under the laws of the Republic of the Marshall Islands (“Vorini”), Polys Hajioannou, an individual (“P. Hajioannou”), and Nicolaos Hadjioannou, an individual (“N. Hadjioannou” and, together with P. Hajioannou, the “Shareholders”).

RECITALS

                     WHEREAS, the Company was formed on December 11, 2007, pursuant to the Marshall Islands Business Corporations Act (the “BCA”) for the purpose of, among other things, acquiring and owning all of the outstanding common shares of the Subsidiaries (as defined below), each of which is directly or indirectly owned by the Shareholders;

                     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital and in connection with the Closing (as defined below), the parties hereto desire that each of the following shall occur in the order set forth below following the execution of the Underwriting Agreement (as defined below) and prior to the Closing:

1.	The Shareholders shall transfer to Vorini all of the outstanding shares of each Subsidiary (all such shares collectively, the “Subsidiary Shares”). As consideration therefore, Vorini shall issue an aggregate total of 100 shares of common stock of Vorini, par value $0.01 per share (the “Vorini Common Stock”) to the Shareholders in the following allocation: 90 shares of Vorini Common Stock to P. Hadjioannou and 10 shares of Vorini Common Stock to N. Hadjioannou, which shall represent all of the outstanding shares of Vorini Common Stock (such transaction, the “Initial Contribution”);

2.	Immediately subsequent to the Initial Contribution, Vorini shall convert, or cause to be converted, each Subsidiary Share that is held in bearer form into a registered Subsidiary Share (the “Conversion”); and

3.	Immediately subsequent to the Conversion, Vorini, on behalf of itself and the Shareholders, shall transfer to the Company the Subsidiary Shares. As consideration therefor, the Company shall issue to Vorini, 54,500,000 shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), which shall represent all of the outstanding shares of Company Common Stock (such transaction, the “Company Contribution”).

                     WHEREAS, upon the Closing, Vorini, through the underwriters of the Offering (as defined below) (the “Underwriters”) and pursuant to the Underwriting Agreement (as defined below), intends to sell up to 10,000,000 shares (or such other amount of shares set forth in the Underwriting Agreement) of Company Common Stock, subject to the Underwriters’ overallotment option under the Underwriting Agreement, to the public,

                     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

Definitions

                     SECTION 1.01. Definitions. For the purposes of this Agreement:

                     “Agreement” has the meaning set forth in the preamble.

                     “Assets” has the meaning set forth in Section 4.02.

                     “BCA” has the meaning set forth in the recitals.

                     “Closing” shall mean the closing of the Offering.

                     “Closing Date” shall mean the date of the Closing.

                     “Company” has the meaning set forth in the preamble.

                     “Company Common Stock” has the meaning set forth in the recitals. “Company Contribution” has the meaning set forth in the recitals. “Conversion” has the meaning set forth in the recitals.

                     “Effective Date” has the meaning set forth in the preamble.

                     “Initial Contribution” has the meaning set forth in the recitals.

                     “Laws” or “Law” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

                     “Manager” shall mean Safety Management Overseas S.A., a corporation formed under the laws of Panama and the manager of the Vessels.

                     “Offering” means the initial public offering contemplated by the Registration Statement.

                     “Parties” means the parties to this Agreement and their successors and permitted assigns.

                     “Registration Statement” means the registration statement on Form F-1 filed by the Company on or about May 16, 2008 for the Offering, as may be amended.

                     “Shareholders” has the meaning set forth in the preamble.

                     “Subsidiaries” means the Liberian companies set forth on Exhibit A hereto.

                     “Subsidiary Shares” has the meaning set forth in the recitals.

                     “Underwriters” has the meaning set forth in the recitals.

                     “Underwriting Agreement” means the Underwriting Agreement to be entered into by and among the Company, Vorini, the Underwriters and the other parties thereto, as contemplated by the Registration Statement.

                     “Vessels” means the vessels owned or operated by the Subsidiaries and newbuild vessels that are, as of the date hereof, contracted to be acquired by the Subsidiaries.

                     “Vorini” has the meaning set forth in the preamble.

                     “Vorini Common Stock” has the meaning set forth in the recitals.

ARTICLE II

The Initial Contribution

                     SECTION 2.01. Transfer by the Shareholders of the Subsidiary Shares. Effective immediately following execution of the Underwriting Agreement, the Shareholders hereby contribute, assign, convey, transfer and deliver to Vorini all of their right, title and interest in and to the Subsidiary Shares, and Vorini hereby acquires and accepts from the Shareholders all the right, title and interest of the Shareholders in and to the Subsidiary Shares.

                     SECTION 2.02. Issuance of shares of Vorini Common Stock. Effective immediately following execution of the Underwriting Agreement, Vorini hereby issues to P. Hajioannou 90 shares of Vorini Common Stock and to N. Hadjioannou 10 shares of Vorini Common Stock.

                     SECTION 2.03. Acknowledgement of the Shareholders’ receipt of shares of Vorini Common Stock. As consideration for the Subsidiary Shares, P. Hajioannou hereby acknowledges receipt of 90 shares of Vorini Common Stock and N. Hadjioannou hereby acknowledges receipt of 10 shares of Vorini Common Stock.

                     SECTION 2.04. Conversion of Subsidiary Shares. Each of the Parties hereto acknowledge and agree that, following the Initial Contribution and prior to the Company Contribution, Vorini shall take all steps necessary to convert, or cause to be converted, each Subsidiary Share held by Vorini in bearer form into a registered Subsidiary Share.

ARTICLE III

The Company Contribution

                     SECTION 3.01. Transfer by Vorini of Subsidiary Shares. Effective immediately following the Conversion, Vorini, hereby assigns, conveys, transfers and delivers to the Company all of its right, title and interest in and to the Subsidiary Shares, and the Company hereby acquires and accepts from Vorini all the right, title and interest of Vorini in and to the Subsidiary Shares.

                     SECTION 3.02. Issuance of shares of Company Common Stock. Effective immediately following the Conversion, the Company hereby issues to Vorini, 54,500,000 shares of Company Common Stock.

                     SECTION 3.03. Acknowledgement of Vorini’s receipt of Company Common Stock. Effective immediately following the Conversion, as consideration for the Subsidiary Shares, Vorini hereby acknowledges receipt of 54,500,000 shares of Company Common Stock.

ARTICLE IV

Representations and Warranties

                     SECTION 4.01. Representations and Warranties of the Shareholders and Vorini. The Shareholders and Vorini hereby, jointly and severally, represent and warrant to the Company as follows:

                     (a) Organization, Standing and Power. Each of the Subsidiaries is a corporation duly formed, validly existing and in good standing under Liberian law and has the power to own, lease, charter, operate or otherwise hold its assets and to conduct its businesses as presently conducted.

                     (b) Authority; Execution and Delivery; Enforceability. Each of the Shareholders and Vorini has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each of the Shareholders and Vorini of this Agreement and the consummation by each of the Shareholders and Vorini of the transactions contemplated hereby have been duly authorized by all necessary corporate action. Each of the Shareholders and Vorini has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity at law.

                     (c) No Conflicts; Consents. The execution, delivery and performance by the Shareholders and Vorini of this Agreement will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under any provision of (i) their or any Subsidiary’s certificate of formation or certificate of incorporation or limited liability company agreement, bylaws or other organizational documents, (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, contract, lease, license, indenture, agreement, commitment or other legally binding arrangement to which they or any Subsidiary is a party or by which any of their or any Subsidiary’s assets may be bound or (iii) any applicable Law. Except as already obtained, no material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                     (d) The Subsidiary Shares. The Subsidiary Shares have been duly and validly issued, are fully paid and non-assessable and free of preemptive rights. Vorini has, and will convey to the Company, good and valid title to the Subsidiary Shares which comprise all of the issued and outstanding shares in the Subsidiaries, free and clear of all mortgages, liens, security interests, covenants, options, claims, restrictions, or encumbrances of any kind. There are no outstanding options, warrants or other rights to acquire any shares of capital stock or securities convertible into or exercisable for the capital stock of any Subsidiary. With respect to the Subsidiary Shares, there is no further obligation to make any capital contribution to the applicable Subsidiary.

                    SECTION 4.02. DISCLAIMER OF WARRANTIES. (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, OR MAKES AND EACH SUCH PARTY SPECIFICALLY NEGATES, DISCLAIMS AND DENIES ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (i) THE VALUE, NATURE, QUALITY OR CONDITION OF THE SUBSIDIARIES AND THE ASSETS OWNED BY THE SUBSIDIARIES (INCLUDING THE VESSELS) (THE “ASSETS”), INCLUDING THE ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING, THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES OR OTHER MATTERS IN, ON OR ABOUT SUCH ASSETS, (ii) THE INCOME TO BE DERIVED FROM SUCH ASSETS, (iii) THE SUITABILITY OF SUCH ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE

CONDUCTED THEREON, THEREBY OR THEREWITH, (iv) THE COMPLIANCE OF OR BY SUCH ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ENVIRONMENTAL PROTECTION OR POLLUTION LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (v) THE SEAWORTHINESS, HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS OF THE SUBSIDIARIES AND IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS OF THE SUBSIDIARIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE OTHER PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OF THE SUBSIDIARIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, EACH OF THE PARTIES HEREBY ACKNOWLEDGES THAT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE ASSETS OWNED BY THE SUBSIDIARIES, AS PROVIDED FOR HEREIN, ARE CONVEYED ON AN “AS IS,” “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS OF THE SUBSIDIARIES ARE CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION 4.02 SHALL SURVIVE SUCH CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 4.02 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION, NEGATION AND DENIAL OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS OF THE OPERATING SUBSIDIARIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING.

ARTICLE V

Further Assurances

                    SECTION 5.01. Further Assurances. From time to time, and without any further consideration, as and when requested by any Party, each Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary to consummate the transactions contemplated by this Agreement including, in the case of the Shareholders and Vorini, executing and delivering to the Company such assignments, deeds, bills of sale, consents and other instruments as the Company may reasonably request as necessary for such purpose.

ARTICLE VI

ARBITRATION

                    SECTION 6.01. Disputes. All disputes arising out of this Agreement shall be arbitrated in London in the following manner. One arbitrator is to be appointed by the Company, a second by Vorini and the Shareholders (acting together) relevant to such arbitration and a third by the two so chosen. Their decision or that of any two of the arbitrators shall be final and, for the purpose of enforcing any award, this Agreement may be made a rule of the court. The arbitrators shall be commercial persons, conversant with shipping matters. Such arbitration is to be conducted in accordance with the Arbitration Act of 1996 or any statutory modification or re-enactment thereof.

                    SECTION 6.02. Designation of Arbitrator. In the event that the Company or Vorini and the Shareholders (acting together) shall state a dispute and designate an arbitrator, in writing, the other party shall have twenty (20) Business Days to designate its own arbitrator. Upon failure to do so, the arbitrator appointed by the other party can conduct the arbitration and render an award hereunder.

                    SECTION 6.03. Further Disputes. Until such time as the arbitrators finally close the hearings, either of the Company or Vorini and the Shareholders (acting together) shall have the right by written notice served on the arbitrators and on the other party to specify further disputes or differences under this Agreement for hearing and determination.

                    SECTION 6.04. Relief and Awards. The arbitrators may grant any relief, and render an award, which they or a majority of them deem just and equitable and within the scope of the Agreement of the parties, including but not limited to the posting of security. Awards pursuant to this Article VI may include costs, including a reasonable allowance for attorneys’ fees, and judgments may be entered upon any award made herein in any court having jurisdiction.

ARTICLE VII

Miscellaneous

                    SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of the Shareholders and Vorini in this Agreement and in or under any documents, instruments and agreements delivered pursuant to this Agreement, will survive the completion of the transactions contemplated hereby regardless of any independent investigations that the Company may make or cause to be made, or knowledge it may have, prior to the date of this Agreement and will continue in full force and effect for a period of one year from the date of this Agreement. At the end of such period, such representations and warranties will terminate, and no claim may be brought by the Company against the Shareholders or Vorini thereafter based upon such representations and warranties.

                    SECTION 7.02. Costs. The Company shall pay any and all sales, use and similar taxes arising out of the conveyances and deliveries to be made hereunder and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith.

                    SECTION 7.03. Agreement Relating to Aggregate Retained Earnings. In the event that the aggregate retained earnings of the Subsidiaries for the period prior to the Company Contribution should be reduced from the aggregate amount used for purposes of the determination of the aggregate amount available for the payment of dividends to the Shareholders prior to the Offering, whether as a result of the existence of material facts or actual or contingent liabilities that are later discovered or for any other reason, Vorini shall make a payment to the Company in an amount equal to the excess, if any, of the amount of such aggregate dividends over the amount that should have been available as aggregate retained earnings.

                    SECTION 7.04. Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter, and whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

                    SECTION 7.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

                    SECTION 7.06. No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

                    SECTION 7.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed page to this Agreement by facsimile transmission or email transmission in PDF document format, shall be effective as delivery of an original executed counterpart hereof.

                    SECTION 7.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of England.

                    SECTION 7.09. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

                    SECTION 7.10. Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Subsidiary Shares, the Vorini Shares, the Company Common Stock and the Vorini Shares described in Articles II, III and IV.

                    SECTION 7.11. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

                    SECTION 7.12. Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

[Signature Page Follows]

                     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below.

SAFE BULKERS, INC.,

by:
Name: Title:

VORINI HOLDINGS INC.,

by:
Name: Title:

POLYS HAJIOANNOU

NICOLAOS HADJIOANNOU

[SIGNATURE PAGE TO CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT]

EXHIBIT A

Subsidiaries

Maxdekatria Shipping Corporation (Liberia)

Eniadefhi Shipping Corporation (Liberia)

Eniaprohi Shipping Corporation (Liberia)

Eptaprohi Shipping Corporation (Liberia)

Efragel Shipping Corporation (Liberia)

Marindou Shipping Corporation (Liberia)

Avstes Shipping Corporation (Liberia)

Kerasies Shipping Corporation (Liberia)

Marathassa Shipping Corporation (Liberia)

Staloudi Shipping Corporation (Liberia)

Maxdeka Shipping Corporation (Liberia)

Pemer Shipping Ltd. (Liberia)

Petra Shipping Ltd. (Liberia)

Marinouki Shipping Corporation (Liberia)

Pelea Shipping Ltd. (Liberia)

Soffive Shipping Corporation (Liberia)

Maxpente Shipping Corporation (Liberia)

Maxenteka Shipping Corporation (Liberia)

Maxdodeka Shipping Corporation (Liberia)